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                                   Exhibit 22

                       CAPITAL INVESTMENT OF HAWAII, INC.

                                AND SUBSIDIARIES

                                Subsidiaries of

                       Capital Investment of Hawaii, Inc.

         The Registrant, Capital Investment of Hawaii, Inc., has no parent.
The Registrant has the following subsidiaries, all of which are included in the accompanying consolidated financial statements. All companies are wholly-owned subsidiaries of the Registrant except for Makaha Valley, Incorporated.

                                                               STATE OF
                     NAME                                    INCORPORATION
                     ----                                    -------------
         Latipac Fine Foods, Incorporated                          Hawaii
         Latipac Mortage Company, Limited and its wholly           Hawaii
           owned subsidiary - Latipac, Limited                 California
         Makaha Valley, Incorporated (85.8% - owned)               Hawaii
         Resources, Incorporated                                   Hawaii




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